UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                       JANUARY 16, 2004 (JANUARY 15, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)


        OKLAHOMA                        1-13726                 73-1395733
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(State or other jurisdiction       (Commission File No.)      (IRS Employer
     of incorporation)                                      Identification No.)


 6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                 73118
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      (Address of principal executive offices)                    (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on January 15, 2004. The following was included in the Press Release:


                     CHESAPEAKE ENERGY CORPORATION ANNOUNCES
                      CLOSING OF COMMON STOCK OFFERING AND
                           SENIOR NOTES EXCHANGE OFFER

OKLAHOMA CITY, JANUARY 15, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced the closing of its previously announced public offering of 23 million shares of its common stock, including 3 million shares issued pursuant to a fully exercised underwriters' over-allotment option, at a public offering price of $13.51 per share. The Company also completed its previously announced exchange offer for its 8.125% Senior Notes due April 1, 2011 (the "2011 Notes").

The Company received net proceeds in its common stock offering of approximately $298 million, after underwriting discounts and estimated expenses. The Company intends to use the net proceeds of the offering to pay a portion of the aggregate $510 million purchase price for three recently announced acquisitions. The largest of these, a pending acquisition for $420 million of Concho Resources Inc., is expected to close by January 31, 2004.

Pursuant to the senior notes exchange offer, the Company issued approximately $72.8 million aggregate principal amount of its 7.75% Senior Notes due 2015 and approximately $433.5 million aggregate principal amount of its 6.875% Senior Notes due 2016 in exchange for approximately $458.5 million aggregate principal amount of 2011 Notes. In addition, the Company paid an aggregate of approximately $4.6 million to the holders who tendered their 2011 Notes by the early participation date.

Following the settlement of the exchange offer, the Company has outstanding approximately $269.7 million aggregate principal amount of its 8.125% Senior Notes due 2011, $309.5 million aggregate principal amount of its 7.75% Senior Notes due 2015 and $633.5 million aggregate principal amount of its 6.875% Senior Notes due 2016.

In connection with the exchange offer, the Company expects to report in the first quarter of 2004 a pre-tax change of approximately $6.0 million ($3.7 million net of income taxes).


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THIS DOCUMENT CONTAINS FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF SECTION
27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS INCLUDE ESTIMATES AND GIVE OUR CURRENT
EXPECTATIONS   OR   FORECASTS  OF  FUTURE   EVENTS.   ALTHOUGH  WE  BELIEVE  OUR
FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE SIX LARGEST INDEPENDENT NATURAL GAS PRODUCERS IN THE UNITED STATES. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, GULF COAST, AND PERMIAN BASIN REGIONS ONSHORE IN THE UNITED STATES.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CHESAPEAKE ENERGY CORPORATION


                                           BY:    /S/ AUBREY K. MCCLENDON
                                              ---------------------------------
                                                      AUBREY K. MCCLENDON
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:        January 16, 2004

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